Exhibit 99.1
BridgeBio Reports Fourth Quarter and
Full Year 2025 Financial Results and Commercial Updates
-$154.2 million in total fourth quarter revenues, net, and $502.1 million in full year revenues, net, primarily comprised of net product revenue of $146.0 million and $362.4 million, respectively
-BridgeBio reported three positive Phase 3 trial readouts in just over three months, a demonstration of its unique model for sustainable drug development as described in a recent peer-reviewed manuscript
-Attruby continues to demonstrate clinical differentiation as a first-choice therapy in ATTR-CM with the greatest TTR stabilization on the market (≥90%) and the most rapid benefit on clinical outcomes observed within 1 month, with 7,804 unique patient prescriptions written by 1,856 unique prescribers as of February 20, 2026
-PROPEL 3 for oral infigratinib successfully met its primary endpoint (p<0.0001). The change from baseline in AHV was superior to placebo at Week 52, with a mean treatment difference against placebo of +2.10 cm/year; topline results showed the first statistically significant improvements in body proportionality in achondroplasia
-Positive interim Phase 3 FORTIFY results for BBP-418 in LGMD2I/R9 demonstrated a statistically significant and clinically meaningful 2.6-point NSAD improvement versus placebo at 12 months; FDA recommended pursuing traditional approval, supporting a planned 1H 2026 NDA submission and a U.S. launch anticipated in late 2026/early 2027
-On track for a 1H 2026 NDA submission following positive Phase 3 CALIBRATE results for encaleret in ADH1 and successful completion of a pre-NDA meeting with FDA; U.S. launch anticipated in late 2026/early 2027
-$587.5 million in cash, cash equivalents, and marketable securities as of December 31, 2025; additionally, the Company completed issuance of $632.5 million aggregate principal amount of 2033 convertible notes in January 2026, positioning it to fund planned commercial and pipeline operations
PALO ALTO, Calif., February 24, 2026 — BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a commercial-stage, multi-product biopharmaceutical company focused on developing medicines for genetic conditions, announced today its financial results for the fourth quarter and full year ended December 31, 2025, and provided an update on Attruby’s commercial progress.

Pipeline Overview:

Program	Status	Next expected milestone
Acoramidis for ATTR-CM	Approved in U.S., E.U., Japan, Switzerland, and U.K.	New OLE data to be shared at ACC Scientific Sessions
BBP-418 for LGMD2I/R9	FORTIFY, Phase 3 study positive interim analysis topline results released	Submit NDA to FDA in 1H 2026
Encaleret for ADH1	CALIBRATE, Phase 3 study positive topline results released	Submit NDA to FDA in 1H 2026
Infigratinib for achondroplasia	PROPEL 3, Phase 3 study positive topline results released	Submit NDA to FDA in 2H 2026
Encaleret for chronic hypoparathyroidism	Phase 2 proof-of-principle study and FDA End of Phase 2 interaction completed	Phase 3 study to be initiated in 2H 2026
Infigratinib for hypochondroplasia	ACCEL 2/3, Phase 2 portion enrollment completed	Phase 2 data in 2H 2026
Depleter for ATTR-CM	Development candidate nomination	Submit IND to the FDA in 2027
“As we close our first decade at BridgeBio, we’re reflecting on just how far we’ve come – from a bold idea about a new type of biotech rooted in a hub-and-spoke model to a company with incredible commercial strength and multiple late-stage successes. In a little over three months, we’ve delivered three successful Phase 3 readouts, a testament to the rigor of our science, the dedication of our teams, and the trust of the patients and physicians we serve. In all, we hope this leads to 6 approved products as our first decade draws to a close. I am excited not only to live up to our responsibilities against these assets but further to see if we can do even better,” said Co-Founder and CEO, Neil Kumar, Ph.D.
Corporate Updates:
•BridgeBio published its unique model for sustainable drug development in a peer-reviewed Drug Discovery Today manuscript, highlighting its ability to reduce asset-level risk, improve clinical success rates through genetic validation, and enhance capital efficiency to drive sustainable growth. This builds on the recent case studies at Harvard and MIT and BridgeBio case study published in 2024 as a peer reviewed manuscript in Journal of Portfolio Management that elucidates the BridgeBio approach.
•In January 2026, BridgeBio completed issuance of $632.5 million aggregate principal amount Convertible Senior Notes due 2033. This transaction is part of BridgeBio’s strategy to lower interest expense, reduce dilution, and significantly extend debt maturity.
•With the reauthorization of the Rare Pediatric Review Voucher (PRV) program, BBP-418, BBP-812, and infigratinib, each of which has received Rare Pediatric Disease designation, may be eligible to receive PRV upon approval. A PRV may be used to shorten the FDA review timeline for a subsequent drug application from 10 months to 6 months or can be sold upon receipt to another company.

Commercial Updates:
As of February 20, 2026, 7,804 unique patient prescriptions have been written by 1,856 unique prescribers since FDA approval in November 2024. The fourth quarter total revenues, net totaled $154.2 million, comprised of $146.0 million of U.S. Attruby net product revenue, $5.3 million from royalty revenue, and $2.9 million in license and services revenue. The full year 2025 net product revenue was $362.4 million.
“2025 reflected strong commercial momentum for Attruby and an important step forward as we advance three additional medicines toward potential commercialization,” said Matt Outten, Chief Commercial Officer of BridgeBio. “Attruby delivered 35% quarter-over-quarter growth in net product revenue in Q4, driven by its differentiated profile as the only near-complete stabilizer on the market, continued prescribing growth, repeat use, and patient persistence that has exceeded our expectations. As we prepare for the potential launches of BBP-418, encaleret, and infigratinib, we are intentionally applying the learnings established with Attruby. When successful, these approvals will bring BridgeBio to achieving six approved medicines, which marks a significant milestone for our platform and positions us to extend our impact to even more patients with genetic conditions.”
Pipeline Updates:
Attruby (acoramidis) – First and only near-complete (≥90%) transthyretin (TTR) stabilizer for treatment of transthyretin amyloid cardiomyopathy (ATTR-CM):
•At the American Heart Association (AHA) Scientific Sessions 2025, data from the ATTRibute-CM study showed that acoramidis significantly reduces all-cause mortality through Month 42 in the overall variant ATTR-CM population, and specifically in the p.Val142Ile (V142I, V122I) subpopulation. The V142I variant disproportionately affects individuals of Western African ancestry, with a carrier frequency of 3-4% in the U.S. Black population. These data were simultaneously published in JAMA Cardiology.1
•More data on Attruby will be shared at the American College of Cardiology (ACC) Annual Scientific Sessions & Expo in March 2026 and in additional medical congresses throughout 2026.
BBP-418 – Glycosylation substrate for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):
•FORTIFY, the Phase 3 clinical trial of BBP-418, successfully achieved all primary and secondary endpoints of its interim analysis. The topline results can be found here.
•Based on the statistically significant and clinically meaningful interim analysis results, BridgeBio intends to submit an NDA to the FDA for traditional approval in the first half of 2026 with a U.S. launch anticipated in late 2026/early 2027.
•Claudia Bujold, RN, MBA, joined the Company as Senior Vice President of Sales and Marketing to lead the U.S. commercial launch of BBP-418. Claudia brings more than 25 years of global commercialization experience and led the strategy and execution for multiple launches in both broad markets (Kisqali for early breast cancer) and rare conditions (Skyclarys for Friedreich’s Ataxia).
•Based on the FORTIFY interim analysis results, BridgeBio is also engaging regulatory agencies to identify an expedited path to approval for BBP-418 in Europe.
1 https://jamanetwork.com/journals/jamacardiology/fullarticle/2841140

•If successful, BBP-418 could be the first approved therapy for individuals living with LGMD2I/R9, potentially representing the first approval of a therapy for any form of LGMD.
•The Company intends to initiate clinical studies of BBP-418 in LGMD2I/R9 for individuals less than 12 years of age and in LGMD2M/2U in the near future.
Encaleret – Calcium-sensing receptor (CaSR) antagonist for autosomal dominant hypocalcemia type 1 (ADH1) and chronic hypoparathyroidism:
•CALIBRATE, the Phase 3 clinical trial of encaleret in ADH1, successfully achieved all pre-specified primary and key secondary efficacy endpoints. The topline results can be found here.
•BridgeBio has successfully completed a pre-NDA interaction and intends to submit an NDA to the FDA in the first half of 2026, and a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) to follow.
•The Company anticipates a U.S. launch in late 2026/early 2027. If approved, encaleret would be the first therapy indicated specifically for individuals living with ADH1.
•Jeron Evans joined the Company as Senior Vice President of Sales and Marketing to lead the U.S. commercial launch of encaleret. Jeron brings more than 30 years of global commercialization experience across biopharma, medtech, and diagnostics.
•Diagnosis of ADH1 in the U.S. has accelerated with >1,700 unique patients claimed under the dedicated ICD-10 code (E20.810) during the 24-month period from October 2023-2025.
•The Company initiated CALIBRATE-PEDS, a registrational Phase 2/3 study of encaleret in pediatric ADH1.
•The Company also plans to initiate RECLAIM-HP, a Phase 3 study of encaleret in chronic hypoparathyroidism in the second half of 2026.
Infigratinib – FGFR3 inhibitor:
•PROPEL 3, the Phase 3 clinical trial of infigratinib in achondroplasia, successfully achieved its pre-specified primary efficacy endpoint of change from baseline in absolute height velocity (AHV) at Week 52 (p<0.0001). In addition, infigratinib showed the first statistically significant improvement in body proportionality against placebo in achondroplasia in children 3 to younger than 8 years old in a pre-specified exploratory analysis. The topline results can be found here.
•Based on the statistically significant data, BridgeBio intends to submit an NDA to the FDA and a MAA to the EMA in the second half of 2026. If approved, the Company plans to launch in early to mid 2027.
•Aaron McIlwain joined the Company as Senior Vice President, Sales and Marketing to lead the U.S. commercial launch of infigratinib for achondroplasia. Previously, Aaron was the global ATTR brand lead for Ionis Pharmaceuticals. He also brings over 20 years of commercial rare disease launch experience from Turning Point Therapeutics, Gilead, and Genentech.
•The Company also intends to accelerate the development of infigratinib for hypochondroplasia and is enrolling participants in the observational run-in study for the Phase 3 trial. The Phase 2 data is expected in the second half of 2026.
•If successful, infigratinib would be the first approved oral therapy option for children living with achondroplasia or with hypochondroplasia.

Financial Updates:
Cash, Cash Equivalents and Marketable Securities
Cash, cash equivalents and marketable securities totaled $587.5 million as of December 31, 2025, compared to cash and cash equivalents of $681.1 million as of December 31, 2024. The $93.6 million decrease is primarily attributable to net cash used in operating activities of $445.9 million for the year ended December 31, 2025, the repayment of the Company’s previous term loan under its credit facility (including prepayment fees) of $459.0 million in February 2025, the repurchase of common stock of $48.3 million using proceeds from the 2031 Notes in February 2025, and payments for deferred royalty obligations of $15.5 million. These outflows were partially offset by net proceeds of $563.0 million from the issuance of the 2031 Notes in February 2025, net proceeds of $297.0 million from the execution of the Royalty Interest Purchase and Sale Agreement with HealthCare Royalty, a related party, and Blue Owl Capital in June 2025, and $19.9 million in net proceeds from equity incentive plan activities.
Total Revenues, Net

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Net product revenue	$146,017	$2,884	$362,368	$2,884
License and services revenue	2,881	2,829	128,322	218,849
Royalty revenue	5,280	169	11,386	169
Total revenues, net	$154,178	$5,882	$502,076	$221,902
Total revenues, net for the three months ended December 31, 2025 were $154.2 million compared to $5.9 million for the same period in the prior year. The $148.3 million increase was primarily driven by a $143.1 million increase in net product revenue from Attruby, a $5.1 million increase in royalty revenue primarily earned on net product sales of BEYONTTRA in the EU and Japan, and a $0.1 million increase in license and services revenue.
Total revenues, net for the year ended December 31, 2025 was $502.1 million compared to $221.9 million in the prior year. The $280.2 million increase was primarily driven by a $359.5 million increase in net product revenue from Attruby and an $11.2 million increase in royalty revenue primarily earned on net product sales of BEYONTTRA in the EU and Japan. These increases were partially offset by a $90.5 million decrease in license and services revenue, reflecting the timing of recognition of upfront payments from the Company's exclusive license agreements with collaboration partners as well as regulatory-related milestones recognized upon the approval of BEYONTTRA in the EU and pricing approval in Japan.

Operating Costs and Expenses

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Total cost of revenues	$8,107	$2,084	$20,962	$3,878
Research and development	116,417	130,350	451,953	506,461
Selling, general and administrative	158,085	94,782	531,225	288,931
Restructuring, impairment, and related charges	11,131	4,693	21,347	15,605
Total operating costs and expenses	$293,740	$231,909	$1,025,487	$814,875
Operating costs and expenses for the three months ended December 31, 2025 were $293.7 million compared to $231.9 million for the same period in the prior year. The $61.8 million increase was primarily driven by a $63.3 million increase in selling, general and administrative (“SG&A”) expenses largely reflecting the Company’s investments in support of the commercial launch and ongoing activities of Attruby, a $6.4 million increase in restructuring, impairment, and related charges as a result of the Company's reprioritization of its research and development (“R&D”) programs, and a $6.0 million increase in total cost of revenues, primarily due to the product costs of Attruby and royalty and license costs associated with BEYONTTRA net sales. These increases were partially offset by a $13.9 million decrease in R&D expenses primarily due to decreased R&D activities related to the Attruby and BEYONTTRA program following regulatory approval, the Company's reprioritization of its R&D programs, and license fees incurred in 2024 related to program advancements.
Operating costs and expenses for the year ended December 31, 2025 were $1.0 billion compared to $814.9 million in the prior year. The $210.6 million increase was primarily driven by a $242.3 million increase in SG&A largely reflecting the Company’s investments to support the commercial launch and ongoing activities of Attruby, a $17.1 million increase in total cost of revenues primarily due to the product costs of Attruby and royalty and license costs associated with BEYONTTRA net sales, and a $5.7 million increase in restructuring, impairment, and related charges as a result of the Company's reprioritization of its R&D programs. The increases were partially offset by a $54.5 million decrease in R&D expenses primarily due to decreased R&D activities related to the Attruby and BEYONTTRA program following regulatory approval, the Company's reprioritization of its R&D programs, and license fees incurred in 2024 related to program advancements.
Stock-based compensation expenses included in operating costs and expenses for the three months ended December 31, 2025 were $34.9 million, of which $21.6 million was included in SG&A expenses, $11.7 million was included in R&D expenses, $0.9 million was included in restructuring impairment and related charges, and $0.7 million was included in cost of goods sold. Stock-based compensation expenses included in operating costs and expenses for the same period in 2024 were $36.4 million, of which $16.4 million was included in SG&A expenses and $20.0 million was included in R&D expenses.
Stock-based compensation expenses included in operating costs and expenses for the year ended December 31, 2025 were $136.9 million, of which $84.6 million was included in SG&A expenses, $49.3 million was included in R&D expenses, $1.7 million was included in restructuring impairment and related charges, and $1.3 million was included in cost of goods sold. Stock-based compensation expenses included in operating costs and expenses for the prior year were $113.9 million, of which $63.9 million was included in SG&A expenses, $49.8 million was included in R&D expenses, and $0.2 million was included in restructuring, impairment and related charges.

Total Other Income (Expense), Net
Total other income (expense), net for the three months and year ended December 31, 2025, was $(55.2) million and $(209.1) million, respectively, compared to $(40.2) million and $50.8 million, respectively, for the same periods in the prior year.
The change in total other income (expense), net of $(15.0) million for the three months ended December 31, 2025, compared to the same period in the prior year was primarily due to a $30.4 million increase in noncash interest expense on deferred royalty obligations and a $4.3 million increase in net loss from equity method investments; partially offset by a $9.9 million decrease in interest expense and a $10.2 million increase in other income primarily related to the change in fair value of our derivative liability.
The change in total other income (expense), net of $259.9 million for the year ended December 31, 2025, compared to the prior year was primarily due to a $178.3 million decrease in gain on deconsolidation of subsidiaries, a $116.8 million increase in noncash interest expense on deferred royalty obligations, and a $41.4 million increase in net loss from equity method investments. These increases were partially offset by a $37.9 million decrease in interest expense, a $19.7 million increase in other income for the change in fair value of our derivative liability, a $11.1 million increase in other income primarily due to gains related to our equity method and equity security investments, and a $5.4 million decrease in loss on extinguishments of debt.
Net Loss Attributable to Common Stockholders of BridgeBio and Net Loss per Share
For the three months and year ended December 31, 2025, the Company recorded a net loss attributable to common stockholders of BridgeBio of $192.9 million and $724.9 million, respectively, compared to $265.1 million and $535.8 million, respectively, for the same periods in the prior year.
For the three months and year ended December 31, 2025, the Company reported a net loss per share of $1.00 and $3.78, respectively, compared to $1.40 and $2.88, respectively, for the same periods in the prior year.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Operations
(in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
	(Unaudited)	(1)	(Unaudited)	(1)
Revenues:
Net product revenue	$146,017	$2,884	$362,368	$2,884
License and services revenue	2,881	2,829	128,322	218,849
Royalty revenue	5,280	169	11,386	169
Total revenues, net	154,178	5,882	502,076	221,902
Operating costs and expenses:
Cost of revenues:
Cost of goods sold	6,777	1,442	15,687	1,442
Cost of license, services, and royalty revenue	1,330	642	5,275	2,436
Total cost of revenues	8,107	2,084	20,962	3,878
Research and development	116,417	130,350	451,953	506,461
Selling, general and administrative	158,085	94,782	531,225	288,931
Restructuring, impairment, and related charges	11,131	4,693	21,347	15,605
Total operating costs and expenses	293,740	231,909	1,025,487	814,875
Loss from operations	(139,562)	(226,027)	(523,411)	(592,973)
Other income (expense), net:
Interest income	4,332	4,683	19,854	17,249
Interest expense	(11,636)	(21,522)	(53,103)	(90,991)
Noncash interest expense on deferred royalty obligations (2)	(38,678)	(8,299)	(125,138)	(8,299)
Gain on deconsolidation of subsidiaries	—	—	—	178,321
Loss on extinguishments of debt	—	—	(21,155)	(26,590)
Net loss from equity method investments	(21,029)	(16,695)	(72,608)	(31,183)
Other income, net	11,818	1,624	43,058	12,272
Total other income (expense), net	(55,193)	(40,209)	(209,092)	50,779
Loss before income taxes	(194,755)	(266,236)	(732,503)	(542,194)
Provision for (benefit from) income taxes	(120)	1,153	435	1,153
Net loss	(194,635)	(267,389)	(732,938)	(543,347)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	1,772	2,339	8,007	7,585
Net loss attributable to common stockholders of BridgeBio	$(192,863)	$(265,050)	$(724,931)	$(535,762)
Net loss per share attributable to common stockholders of BridgeBio, basic and diluted	$(1.00)	$(1.40)	$(3.78)	$(2.88)
Weighted-average shares used in computing net loss per share attributable to common stockholders of BridgeBio, basic and diluted	193,552,280	189,437,438	191,527,482	186,075,873
(1)The condensed consolidated financial statements as of and for the year ended December 31, 2024 are derived from the audited consolidated financial statements as of that date.
(2)Including related party amounts of $(5,383) and $(10,944) for the three months and year ended December 31, 2025, respectively.

	Three Months Ended December 31,		Years Ended December 31,
Stock-based Compensation	2025	2024	2025	2024
	(Unaudited)	(1)	(Unaudited)	(1)
Cost of goods sold	$687	$—	$1,265	$—
Research and development	11,685	20,004	49,267	49,844
Selling, general and administrative	21,579	16,351	84,656	63,862
Restructuring, impairment and related charges	939	79	1,694	160
Total stock-based compensation	$34,890	$36,434	$136,882	$113,866
(1)The condensed consolidated financial statements as of and for the year ended December 31, 2024 are derived from the audited consolidated financial statements as of that date.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2025	December 31, 2024
	(Unaudited)	(1)
Assets
Cash, cash equivalents and marketable securities	$587,482	$681,101
Accounts receivable, net	139,444	4,722
Inventories	26,753	—
Prepaid expenses and other current assets	44,070	34,869
Equity method investments	79,972	143,747
Property and equipment, net	5,366	7,011
Operating lease right-of-use assets	8,149	5,767
Intangible assets, net	28,077	23,926
Other assets	16,712	18,195
Total assets	$936,025	$919,338
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Deficit
Accounts payable	$36,228	$9,618
Accrued and other current liabilities (2)	238,361	125,672
Operating lease liabilities	10,003	9,202
Deferred revenue	20,270	31,699
2031 Notes, net	564,565	—
2029 Notes, net	740,890	738,872
2027 Notes, net	547,015	545,173
Term loan, net	—	437,337
Deferred royalty obligations, net (3)	855,030	479,091
Other long-term liabilities	244	286
Redeemable convertible noncontrolling interests	(570)	142
Total BridgeBio stockholders' deficit	(2,086,610)	(1,467,904)
Noncontrolling interests	10,599	10,150
Total liabilities, redeemable convertible noncontrolling interests and stockholders' deficit	$936,025	$919,338
(1)The condensed consolidated financial statements as of and for the year ended December 31, 2024 are derived from the audited consolidated financial statements as of that date.
(2)Including a related party amount of $2,003 as of December 31, 2025.
(3)Including a related party amount of $204,650 as of December 31, 2025.

BRIDGEBIO PHARMA, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Years Ended December 31,
	2025	2024
	(Unaudited)	(1)
Operating activities:
Net loss	$(732,938)	$(543,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	133,024	95,800
Loss on extinguishments of debt	21,155	26,590
Noncash interest expense on deferred royalty obligations (2)	125,138	8,299
Amortization of debt discount and issuance costs	5,967	7,464
Depreciation and amortization	5,434	6,075
Noncash lease expense	4,902	4,110
Net loss from equity method investments	72,608	31,183
Change in fair value of the embedded derivative associated with the deferred royalty obligation	(19,652)	(1,550)
Noncash income from equity method investments	(8,833)	—
Gain on deconsolidation of subsidiaries	—	(178,321)
Gain from investment in equity securities, net	—	(8,136)
Other noncash adjustments, net	(1,651)	(935)
Changes in operating assets and liabilities:
Accounts receivable, net	(134,722)	(2,971)
Inventories	(25,307)	—
Prepaid expenses and other current assets	(8,777)	(13,918)
Other assets	1,113	1,542
Accounts payable	26,609	1,512
Accrued compensation and benefits	23,022	16,986
Accrued research and development liabilities	7,163	8,729
Operating lease liabilities	(6,547)	(5,902)
Deferred revenue	(11,428)	21,875
Other liabilities (3)	77,810	4,189
Net cash used in operating activities	(445,910)	(520,726)
Investing activities:
Purchases of marketable securities	(28,197)	(93,811)
Maturities of marketable securities	11,000	95,000
Purchases of investments in equity securities	—	(20,271)
Proceeds from sales of investments in equity securities	—	63,229
Proceeds from special cash dividends received from an investment in equity securities	2,302	25,682
Payment for intangible assets	(8,495)	(7,975)
Purchases of property and equipment	(1,097)	(933)
Decrease in cash and cash equivalents resulting from deconsolidation of subsidiaries	—	(140)
Net cash provided by (used in) investing activities	(24,487)	60,781
Financing activities:
Proceeds from issuance of 2031 Notes	575,000	—
Issuance costs and discounts associated with 2031 Notes	(12,034)	—
Repurchase of common stock	(48,276)	—
Proceeds from a royalty obligation under the Royalty Purchase Agreement	300,000	—
Issuance costs associated with a royalty obligation under the Royalty Purchase Agreement	(3,010)	—
Proceeds from royalty obligation under Funding Agreement	—	500,000
Issuance costs and discounts associated with royalty obligation under Funding Agreement	—	(27,513)
Proceeds from term loan under the Amended Financing Agreement	—	450,000
Issuance costs and discounts associated with term loan under the Amended Financing Agreement	—	(15,986)
Repayment of term loans	(459,000)	(473,417)

Repayments of deferred royalty obligations (4)	(15,460)	—
Proceeds from issuance of common stock through public offerings, net	—	314,741
Proceeds from common stock issuances under ESPP	6,414	4,502
Proceeds from stock option exercises, net of repurchases	27,735	3,656
Transactions with noncontrolling interests	2,150	—
Repurchase of RSU shares to satisfy tax withholding	(14,226)	(7,526)
Net cash provided by financing activities	359,293	748,457
Net increase (decrease) in cash, cash equivalents, and restricted cash	(111,104)	288,512
Cash, cash equivalents, and restricted cash at beginning of year	683,244	394,732
Cash, cash equivalents, and restricted cash at end of year	$572,140	$683,244
(1)The condensed consolidated financial statements as of and for the year ended December 31, 2024 are derived from the audited consolidated financial statements as of that date.
(2)Including a related party amount of $10,944 for the year ended December 31, 2025.
(3)Including a related party amount of $2,003 for the year ended December 31, 2025.
(4)Including a related party amount of $(2,295) for the year ended December 31, 2025.

	Years Ended December 31,
	2025	2024
	(Unaudited)	(1)
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$43,670	$91,342
Cash paid for income taxes	$1,198	$—
Supplemental Disclosures of Noncash Investing and Financing Information:
Unpaid property and equipment	$43	$279
Transfers to noncontrolling interests	$(5,594)	$(5,819)
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$570,119	$681,101
Restricted cash — Included in “Prepaid expenses and other current assets”	550	126
Restricted cash — Included in “Other assets”	1,471	2,017
Total cash, cash equivalents and restricted cash at end of years shown in the consolidated statements of cash flows	$572,140	$683,244
(1)The condensed consolidated financial statements as of and for the year ended December 31, 2024 are derived from the audited consolidated financial statements as of that date.
Webcast Information
BridgeBio will host a conference call and webcast to discuss fourth quarter and full year 2025 financial results today, February 24, 2026, at 4:30 pm ET. This event can be accessed at https://events.q4inc.com/attendee/547644683 or by visiting the “Events & Presentations” page within the Investors section of the BridgeBio website at http://investor.bridgebio.com. A replay of the webcast will be available on the BridgeBio website for 30 days following the event.
About Attruby® (acoramidis)
INDICATION
Attruby is a transthyretin stabilizer indicated for the treatment of the cardiomyopathy of wild-type or variant transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular death and cardiovascular-related hospitalization.
IMPORTANT SAFETY INFORMATION
Adverse Reactions
Diarrhea (11.6% vs 7.6%) and upper abdominal pain (5.5% vs 1.4%) were reported in patients treated with Attruby versus placebo, respectively. The majority of these adverse reactions were mild and resolved without drug discontinuation. Discontinuation rates due to adverse events were similar between patients treated with Attruby versus placebo (9.3% and 8.5%, respectively).
About BridgeBio Pharma, Inc.
BridgeBio exists to develop transformative medicines for genetic conditions. Millions of people worldwide living with genetic conditions lack treatment options, often because drug development for small patient populations can be commercially challenging. We aim to bridge the gap between advancements in genetic science and meaningful medicines for underserved patient populations. Our decentralized, hub-and-spoke model is designed for speed, precision, and scalability. Autonomous and empowered teams focus on individual conditions, while a central hub provides the clinical, regulatory, and commercial capabilities needed to bring innovation to market. For more information, visit bridgebio.com and follow us on LinkedIn, X, Facebook, Instagram, YouTube, and TikTok.
BridgeBio Pharma, Inc. Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including express and implied statements relating to the Company’s expectations regarding timing of regulatory submissions, approvals and launches, including for BBP-418 in LGMD2I/R9, encaleret in ADH1, infigratinib in achondroplasia; the timing of the Company’s clinical trials and milestones for its various programs, including RECLAIM-HP; the eligibility of BBP-418, BBP-812 and infigratinib under the Rare Pediatric Priority Review Voucher (PRV) program and related FDA review timeline; and the Company’s anticipated funding to finance its operations. Such statements reflect the Company’s current views about the Company’s plans, intentions, expectations and strategies, which are based on the information currently available to it and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from the Company’s preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations the Company’s product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for the Company’s product candidates, the FDA or such other regulatory agencies not agreeing with the Company’s regulatory approval strategies, components of the Company’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of the Company’s collaborations, the Company’s ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in the Company’s share price, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk

Factors section of the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
BridgeBio Media Contact:
Bubba Murarka, Executive Vice President
contact@bridgebio.com
(650)-789-8220

BridgeBio Investor Contact:
Chinmay Shukla, Senior Vice President, Strategic Finance
ir@bridgebio.com